Exhibit 99.2

SILICON STORAGE TECHNOLOGY, INC. ANNOUNCES PROPOSED SETTLEMENT OF

DERIVATIVE LITIGATION

SUNNYVALE, CA (February 25, 2010) – Silicon Storage Technology, Inc. (the “Company”/ Nasdaq: SSTI) announced today that it has reached a proposed settlement of federal and state derivative litigation originally filed in 2005 and 2006 relating to certain prior option grant practices of the Company. The proposed settlement has been preliminarily approved by the United States District Court for the Northern District of California, San Jose Division, subject to final approval at a hearing scheduled for April 9, 2010 at 9:00 a.m. The terms of the proposed settlement are described in a Stipulation of Settlement dated February 1, 2010, which the Company will file with the Securities and Exchange Commission on or before February 26, 2010.

As required by the Court’s order, the Company is hereby providing the following notice of the settlement:

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

SAN JOSE DIVISION

In re SILICON STORAGE TECHNOLOGY INC., DERIVATIVE LITIGATION This Document Relates To: ALL ACTIONS.	Lead Case No. C06-04310 JF NOTICE OF SETTLEMENT

TO:	ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF THE COMMON STOCK OF SILICON STORAGE TECHNOLOGY, INC. (“SSTI” OR THE “COMPANY”) AS OF FEBRUARY 1, 2010

PLEASE TAKE NOTICE that the above-captioned consolidated shareholder derivative litigation (the “Action”), is being settled on the terms set forth in a Stipulation of Settlement, dated February 1, 2010 (the “Stipulation”).1 The terms of the settlement set forth in the Stipulation (the “Settlement”) include: (1) cash payments to SSTI and relinquishment of value in connection with repriced stock options totaling $5.5 million; (2) the adoption and/or implementation of a variety of corporate governance reforms, including measures that relate to and address many of the underlying issues alleged in the Action, including director independence, director stock ownership, board membership and board election procedures, stock option granting procedures and a compensation clawback; and (3) SSTI’s payment of Plaintiffs’ Counsel’s attorneys’ fees and expenses in the amount of $2,810,000, subject to approval of the United States District Court for the Northern District of California, San Jose Division (the “Court”).

[1]	This Notice should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court and is available on SSTI’s website at www.sst.com. All capitalized terms herein have the same meaning as set forth in the Stipulation unless otherwise indicated.

[PROPOSED] ORDER PRELIMINARY APPROVING DERIVATIVE SETTLEMENT AND PROVIDING FOR NOTICE MASTER FILE NO. C06-04310 JF

The cases being settled are the following: (1) the derivative actions now pending in the Court under the caption “In re Silicon Storage, Technology Inc. Derivative Litigation,” Master File No. C06-04310 JF; (2) the derivative actions now pending in the Superior Court of the State of California, County of Santa Clara, under the caption “Chuzhoy v. Yeh, et al.,” Case No. 1 :06-CV-070426; and (3) the derivative actions now pending in the Superior Court of the State of California, County of Santa Clara, under the caption “In re Silicon Storage Technology, Inc. Derivative Litigation,” Case No. 1 :05CV034387.

IF YOU ARE A CURRENT OWNER OF SSTI COMMON STOCK, YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE LITIGATION. PLEASE NOTE THAT BECAUSE THIS IS A DERIVATIVE ACTION AND NOT A CLASS ACTION, NO INDIVIDUAL STOCKHOLDER HAS A RIGHT TO BE COMPENSATED AS A RESULT OF THE SETTLEMENT.

On April 9, 2010, at 9:00 a.m., a hearing (the “Settlement Hearing”) will be held in Courtroom 3 of the Court, located at 280 South First Street, San Jose, CA 95113, to determine whether: (1) the terms of the Settlement should be approved as fair, reasonable and adequate to SSTI and current SSTI stockholders; (2) the Actions should be dismissed on the merits and with prejudice; and (3) to approve the negotiated amount of attorneys’ fees and expenses to Plaintiffs’ Counsel.

Any shareholder of SSTI that objects to the Settlement of the Action shall have a right to appear and to be heard at the Settlement Hearing either in person or through counsel retained at the shareholder’s expense, provided that he or she was a shareholder of record or beneficial owner as of February 1, 2010. Any shareholder of SSTI who satisfies this requirement may enter an appearance through counsel of such shareholder’s own choosing and at such member’s own expense or may appear on their own. However, no shareholder of SSTI shall be heard at the Settlement Hearing unless no later than 14 days prior to the date of the Settlement Hearing, such shareholder has filed with the Court and delivered to Co-Lead Counsel and Defendants’ counsel, a written notice of objection, their ground for opposing the Settlement, and proof of both their status as a shareholder and the dates of stock ownership of SSTI. Only shareholders who have filed and delivered valid and timely written notices of objection will be entitled to be heard at the Settlement Hearing unless the Court orders otherwise.

If you wish to object to the Settlement, you must file a written objection setting forth the grounds for such an objection with the Court on or before March 26, 2010, with service on the following parties:

Clerk of the Court

United States District Court

Northern District of California

San Jose Division

280 South First Street

San Jose, CA 95113

Counsel for Plaintiffs

Nichole Browning

BARRO WAY TOPAZ KESSLER

MELTZER & CHECK, LLP

580 California Street, Suite 1750

San Francisco, CA 94104

Betsy Manifold

WOLF HALDENSTEIN ADLER

FREEMAN & HERZ LLP

Symphony Towers

750 B Street, Suite 2770

San Diego, CA 92101

Counsel for SSTI

William Freeman

COOLEY GODWARD KRONISH LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306-2 155

Counsel for Defendants Tsuyoshi Taira, Yasushi Chikagami, Ronald

Chwang, Bing Yeh and Yaw Wen Hu

Matthew J. Jacobs

MCDERMOTT, WILL & EMERY LLP

275 Middlefield Road, Suite 100

Menlo Park, CA 94025-4004

Counsel for Defendant Jeffrey Garon

Howard S. Caro

HOGAN & HARTSON LLP

525 University Avenue, 4th Floor

Palo Alto, California 94301

This Notice contains only a summary of the Action and the terms of the Settlement. You may obtain additional information by inspecting the settlement Stipulation, pleadings and other documents on file in the office of the Clerk of the Court during regular business hours or by contacting Ms. Browning or Ms. Manifold at the address set forth above.

DATED February 19, 2010	BY ORDER OF THE COURT UNITED STATES DISTRICT COURT NORTHERN DISTRICT OF CALIFORNIA SAN JOSE DIVISION